Merchants Bancshares Eyes Growth Opportunity Through Agreement To Acquire NUVO Bank & Trust Company

Targeted commercial banking opportunity marks first expansion outside Vermont

SOUTH BURLINGTON, Vt. and SPRINGFIELD, Mass., April 27, 2015 /PRNewswire/ -- Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, and NUVO Bank & Trust Company today jointly announced the signing of a definitive agreement pursuant to which Merchants Bancshares, Inc. ("Merchants") will acquire NUVO Bank & Trust Company ("NUVO") for approximately $21.8 million in stock and cash, which represents $7.15 per share.

Headquartered in Springfield, Massachusetts, NUVO is focused on providing business loans, deposits and cash management services to small and medium-sized businesses and individuals in western Massachusetts. At December 31, 2014, NUVO reported approximately $153 million in assets, $139 million in loans and $134 million in deposits. Merchants had approximately $1.7 billion in total assets as of December 31, 2014, with total shareholders' equity of approximately $125.8 million.

"We are excited to enter the greater Springfield, Massachusetts market through a combination with NUVO Bank & Trust," said Michael R. Tuttle, President and CEO of Merchants Bancshares. "The market has witnessed a great deal of change recently, the NUVO team is extremely experienced, and the growth opportunity is significant. We plan to invest in and grow the NUVO team and business. While operational areas will be combined, the value created in this merger will be more attributable to revenue growth than expense reduction. We look forward to welcoming the NUVO banking team to our Merchants family."

Under the terms of the agreement, shareholders of NUVO will be entitled to elect to receive either 0.2416 shares of Merchants common stock or $7.15 in cash for each share of NUVO common stock outstanding, subject to total consideration being comprised of approximately 75% stock and 25% cash. Holders of NUVO common stock options will receive a cash payment for the difference between $7.15 and the exercise price of the option, while warrant holders of NUVO may either be cashed out in a similar fashion or receive an equivalent warrant to acquire Merchants stock. The merger price of $7.15 per share is equivalent to approximately 133% of NUVO's tangible book value at December 31, 2014 and 51.9 times NUVO's last twelve months' earnings.

The agreement has been approved by both of the Boards of Directors of Merchants and NUVO. The closing is anticipated to occur during the fourth quarter of 2015, subject to approval by NUVO shareholders, receipt of required regulatory approvals and other customary closing conditions. Merchants expects the transaction to be accretive to its earnings in the first full year of combined operations.

NUVO's Chairman, Donald R. Chase, is expected to join the Boards of Directors of both Merchants Bancshares, Inc. and Merchants Bank. In addition, Merchants has entered into employment agreements with M. Dale Janes, NUVO's Chief Executive Officer, and Jeffrey S. Sattler, NUVO's President and Chief Loan Officer. NUVO will remain a distinct brand and operate as a division of Merchants Bank.

"There is tremendous opportunity in our market, and we believe that we can best capitalize on it by leveraging the liquidity, expanded lending limits, lower cost deposit base and broader product range of a strong partner like Merchants. Additionally, Merchants' publicly traded stock and dividends will be attractive to our shareholders," stated Mr. Chase, Chairman of NUVO. "We have admired Merchants for some time, and getting to know their team better has reinforced the fact that we share common values and a similar operating philosophy."

"The NUVO banking team will be able to lead credit opportunities of greater size, close more aggregate volume, and fund the business at a lower cost of funds with our combined balance sheet," explained Geoffrey R. Hesslink, President and CEO of Merchants Bank. "In addition, we will be able to provide their team additional products, including municipal banking and wealth and asset management, as well as expanded mortgage offerings, with which to serve their market while keeping their own unique operating brand."

Griffin Financial Group, LLC acted as financial advisor to Merchants Bancshares, Inc. and rendered a fairness opinion to its Board of Directors. Primmer Piper Eggleston & Cramer PC acted as legal counsel to Merchants. Loomis & Co., Inc. acted as financial advisor to NUVO Bank & Trust Company and rendered a fairness opinion to its Board of Directors. Cranmore, FitzGerald & Meaney acted as legal counsel to NUVO.

Merchants Bancshares, Inc. will furnish a summary investor presentation as part of its filing with the SEC on Form 8-K announcing the proposed merger. Management expects to publicly comment on this transaction during the Merchants Bancshares first quarter earnings conference call, which is scheduled for Tuesday, April 28, 2015 at 10:00 a.m. Interested parties may participate in the conference call by dialing U.S. number (866) 218-2405, Canada number (855) 669-9657, or international number (412) 902-4124. The title of the call is Merchants Bancshares, Inc. Q1 2015 Earnings Call. A recording of the call will be available on our website at www.mbvt.com.

About Merchants
Merchants Bancshares, Inc. (NASDAQ: MBVT) is the parent company of Merchants Bank, a Vermont-chartered commercial bank established in 1849. Merchants Bank is Vermont's largest and sole remaining statewide independent bank. The bank's consumer, business, municipal and investment customers enjoy personalized relationships, sophisticated online and mobile banking options at its 32 branches statewide. Merchants Bank and its Merchants Trust Company division employ approximately 300 full-time employees and 40 part-time employees statewide, and have earned several "Best Places to Work in Vermont" awards. American Banker ranks Merchants Bank a "Top 200" in America among 851 peers. For more information, go to www.mbvt.com. (Member FDIC, Equal Housing Lender)

About NUVO Bank & Trust Company
Founded in 2008, NUVO Bank & Trust Company is an independent, locally owned Massachusetts-chartered commercial bank headquartered in Springfield, Massachusetts. NUVO is focused on providing superior service to small and medium-sized businesses, professionals and individuals in Western Massachusetts. Money invested at NUVO stays in the region, as the bank makes loans to area businesses and individuals. For more information, go to www.nuvobank.com. (Member FDIC, Equal Housing Lender)

Additional Information About the Transaction
This communication does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

The proposed transaction will be submitted to the shareholders of NUVO for their consideration at a special meeting later this year. Merchants will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a proxy statement of NUVO, which will also constitute a prospectus of Merchants. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information about the merger and the parties to the transaction. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Merchants with the SEC at the SEC's website at www.sec.gov. You will also be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Merchants on its website, at www.mbvt.com.

Copies of the proxy statement/prospectus can be obtained without charge, when available, by directing a request to Merchants Bancshares, Inc., 275 Kennedy Drive, P.O. Box 1009, South Burlington, VT 05402, or to NUVO Bank & Trust Company, 1500 Main Street, P.O. Box 15209, Springfield, Massachusetts 01115-5209.

Participants in the Transaction
Merchants Bancshares, Inc., Merchants Bank, NUVO Bank & Trust Company and their respective directors, executive officers and certain other members of management and employees may be deemed to be "participants" in the solicitation of proxies from the shareholders of NUVO in connection with the merger. Information about the directors and executive officers of NUVO and their ownership of NUVO common stock and other securities, and the interests of such participants, may be obtained by reading the proxy statement/prospectus when it becomes available.

Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of NUVO to approve the merger agreement; (3) failure to obtain required regulatory approvals for the merger; (4) disruptions to the parties' businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the business following the merger; (6) changes in general, national or regional economic conditions; (7) the risk that the anticipated benefits and cost savings from the transaction may not be fully realized or may take longer than expected to realize; (8) changes in loan default and charge-off rates; (9) changes in interest rates or credit availability; (10) possible changes in regulation resulting from or relating to financial reform legislation; (11) changes in levels of income and expense in non-interest income and expense related activities; and (12) competition and its effect on pricing, spending, third-party relationships and revenues. The foregoing list should not be construed as exhaustive, and Merchants and NUVO undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please refer to the filings by Merchants Bancshares, Inc. with the SEC, including Merchants Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014, which are available on the SEC's website at www.sec.gov.

Contacts:

Michael R. Tuttle	M. Dale Janes
President and Chief Executive Officer	Chief Executive Officer
Merchants Bancshares, Inc.	NUVO Bank & Trust Company
275 Kennedy Drive	1500 Main Street
P.O. Box 1009	P.O. Box 15209
South Burlington, VT 05403	Springfield, MA 01115-5209
(802) 658-3400	(413) 787-2700

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